EXHIBIT 2.3

NOVA CHEMICALS CORPORATION
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee

INDENTURE
Dated as of July 30, 2013

TABLE OF CONTENTS
Page
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL

i
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SECTION 508. Unconditional Right of Holders to Receive Principal,

SECTION 608. Corporate Trustee Required; Eligibility; Conflicting

SECTION 611. Merger, Conversion, Consolidation or Succession to
Business .........................................................................................41

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ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR

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SECTION 1401. Company’s Option to Effect Defeasance or Covenant

SECTION 1405. Deposited Money and Government Obligations to Be Held

EXHIBITS

Exhibit A	Form of Notes

Exhibit B	Form of Private Placement Legend

Exhibit C	Form of Regulation S Legend

Exhibit D	Form of Global Note Legend

Exhibit E	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S

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INDENTURE, dated as of July 30, 2013, between NOVA Chemicals Corporation, a corporation duly continued and subsisting under the laws of the Province of New Brunswick, Canada (herein called the “Company”), having its principal executive offices at 1555 Coraopolis Heights Road, Moon Township, PA 15108, and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Notes as provided in this Indenture. The Company is issuing U.S.$500,000,000 in aggregate principal amount of its 5.25% Senior Notes due 2023 (including any additional 5.25% Senior Notes due 2023 issued hereunder, the “Notes”) hereunder concurrently with its execution and delivery of this Indenture.
All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
SECTION 101.    Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article One have the meanings assigned to them in this Article and include the plural as well as the singular;
(2)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS, and, except as otherwise herein expressly provided, the term “IFRS” with respect to any computation required or permitted hereunder shall mean such accounting principles as are issued by the International Accounting Standards Board at the date of such computation; and
(3)    the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
Certain terms, used principally in Articles Three, Six and Fourteen are defined in those Articles.

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“Act”, when used with respect to any Holder, has the meaning specified in Section 104(a).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent, or Authenticating Agent.
“Agent Members” has the meaning specified in Section 204(a).
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate set forth or implicit in the terms of such transaction or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes outstanding pursuant to this Indenture, compounded semi-annually, in either case as determined by the principal accounting or financial officer of the Company) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.
“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1)    with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Principal or a Related Party of the Principal;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Company;
(3)    the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than the Principal and any Related Party of the Principal, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or
(4)    the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
“Change of Control Offer” has the meaning specified in Section 1010.
“Change of Control Payment” has the meaning specified in Section 1010.

“Change of Control Payment Date” has the meaning specified in Section 1010.
“Clearstream” has the meaning specified in Section 204(a).
“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of its Chairman, its Chief Executive Officer, any Senior Vice President, any Vice President, its Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.
“Consolidated Net Tangible Assets” means, as of any date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases; and (b) to the extent included in said aggregate amount of assets, all goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expenses and all other intangible assets, all as set forth on the consolidated statement of financial position of the Company and its consolidated Subsidiaries and computed in accordance with IFRS (in each case giving pro forma effect to any acquisitions or dispositions outside the ordinary course of business that have been made subsequent to the date of such statement of financial position through and including such date of determination).
“Consolidated Shareholders’ Equity” means, at any date of determination, the aggregate of the dollar amount of the outstanding preferred and common share capital of the Company, plus any outstanding warrants exercisable into shares, plus any outstanding debentures or other Debt which are convertible into shares at the option of the Company and which have no significant retraction privilege, plus or minus the amount, without duplication, of any reinvested earnings or deficit, plus any contributed surplus, plus or minus any cumulative translation adjustment, all as set forth in the most recent audited year-end consolidated statement of financial position of the Company.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
(1)    was a member of such Board of Directors on the date of the Indenture; or
(2)    was nominated for election or elected to such Board of Directors with the approval of the Principal, any Related Party of the Principal or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Corporate Trust Office” means the corporate trust office of the Trustee, at which at any particular time the transactions contemplated by this Indenture shall be administered, which office on the date of execution of this Indenture is located at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, CT 06103, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.
“Corporation” includes corporations, associations, companies, limited liability companies and business trusts.
“covenant defeasance” has the meaning specified in Section 1403.
“Credit Agreement” means that certain Restated Credit Agreement, dated as of November 17, 2009, by and among the Company, The Toronto-Dominion Bank and the Lenders (as defined therein) as amended by the First Amending Agreement, dated as of October 28, 2010, the Second Amending Agreement dated as of October 18, 2011 and the Third Amending Agreement dated as of December 17, 2012, providing for up to U.S.$425.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Credit Facilities” means, one or more indentures, credit agreements (including, without limitation, the Credit Agreement), commercial paper facilities or other debt facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes, bonds, debentures, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
“Currency” means any currency or currencies, composite currency or currency unit or currency units issued by the government of one or more countries or by any recognized confederation or association of such governments.
“Debt” means indebtedness for borrowed money pursuant to any credit agreements, indentures, notes, bonds, debentures or similar evidences of indebtedness for borrowed money (it being understood that issued but undrawn letters of credit will not be deemed to be indebtedness for borrowed money until drawn).
“defeasance” has the meaning specified in Section 1402.
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Dollar” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.
“EBITDA” means, as of any date of determination, with respect to the applicable period, net profit from continuing operations before (i) income taxes, (ii) finance costs, net, (iii)

other gains (losses) and (iv) depreciation and amortization, in each case for the Company and its Subsidiaries on a consolidated basis.
“Equity Offering” means an offering of Capital Stock of the Company in a public offering registered under the Securities Act.
“Euroclear” has the meaning specified in Section 204(a).
“Event of Default” the meaning specified in Section 501.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Holder” has the meaning specified in Section 1009.
“Global Note” has the meaning specified in Section 203.
“Government Obligations” means securities which are (i) direct obligations of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in Dollars and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.
“Holder” means the Person in whose name a Note is registered in the Register.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.
“Maturity,” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repurchase (upon satisfaction of any conditions to such repurchase) or otherwise.

“Necessary Assets” means all assets, including, without limitation land, buildings, manufacturing facilities, equipment, control systems, easements and rights of way, permits and other regulatory approvals, pipelines, utilities, pumping and storage facilities, roads, computers and computer software, technology and all other forms of intellectual property, feedstock supply agreements, and product sale agreements of any kind (including purchase of feedstock) used or useful in the ownership, operation or maintenance of the property acquired, constructed or improved, whether or not in existence prior to such acquisition, construction or improvement.
“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.
“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.
“Notice of Default” has the meaning specified in Section 501.
“Offering Memorandum” means the final offering memorandum dated July 16, 2013 relating to the offering of the Notes issued on the date of the Indenture.
“Officers’ Certificate” means a certificate signed by any two of the Chairman, the Chief Executive Officer, a Senior Vice President or a Vice President, or by any one of the foregoing together with the Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.
“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(i)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii)    Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(iii)    Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and
(iv)    Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this

Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, Notes that are owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, for purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a responsible officer of the Trustee actually knows are so owned shall be so disregarded. In connection with any such request, demand, authorization, direction, notice, consent or waiver, the Company shall furnish to the Trustee an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned by or for the account of any of the above-described Persons. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
“Paying Agent” has the meaning set forth in Section 314.
“Permitted Parties” has the meaning specified in Section 701(c).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Physical Notes” means certificated Notes in registered form.
“Place of Payment” means, when used with respect to the Notes, the place or places where the principal of (and premium, if any) and interest on such Notes are payable as specified as contemplated by Sections 301 and 1002.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
“Principal” means International Petroleum Investment Company.
“Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B.
“Qualified Institutional Buyer” or “QIB” has the meaning specified in Section 204.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to Article Eleven.
“Register” has the meaning set forth in Section 314.
“Registrar” has the meaning set forth in Section 314.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified in the Notes.
“Regulation S” has the meaning specified in Section 204(a).
“Regulation S Notes” has the meaning set forth in Section 201(b).
“Related Party” means:
(1)    any controlling stockholder or majority-owned Subsidiary of the Principal; or
(2)    any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause.
“Relevant Tax Jurisdiction” has the meaning specified in Section 1009.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.
“Restricted Period” has the meaning specified in Section 204(f).
“Restricted Security” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” has the meaning specified in Section 204(a).
“Rule 144A Notes” has the meaning set forth in Section 201(b).
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a

Person and the Company or a Subsidiary leases it from such Person, other than leases between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries.
“SEC” means the Securities and Exchange Commission.
“Secured Projects” has the meaning specified in Section 1006(iv).
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security Interest” means any mortgage, pledge, lien, conditional sale or other title retention agreement, or other similar security interest.
“Senior Vice President,” when used with respect to the Company or the Trustee, means any senior vice president, whether or not designated by a number or a word or words added before or after the title “Senior Vice President.”
“Significant Facility” means any plant or other facility of the Company or any Subsidiary, whether now owned or hereafter acquired, having a book value as of the date of determination in excess of 10% of Consolidated Net Tangible Assets.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.
“Stated Maturity,” when used with respect to any Note or any principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or interest is due and payable (but excluding any provision providing for the repurchase of such Note at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subsidiary” means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.
“Tax Gross-Up Amounts” has the meaning specified in Section 1009.
“Taxes” has the meaning specified in Section 1009.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include the Person who is then a Trustee hereunder.
“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
SECTION 102.    Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:
(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.
SECTION 103.    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 104.    Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.
(d)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law. If the Company elects not to fix in advance a record date, then the record date shall be 30 days prior to the first solicitation of any such consent.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
SECTION 105.    Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)    the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if in writing and mailed (first class postage prepaid) or sent by facsimile to the Trustee at its Corporate Trust Office, Attention: NOVA Chemicals Administrator, or
(2)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed (first-class postage prepaid) or sent by facsimile to the Company addressed to: c/o NOVA Chemicals Inc., 1000 7th Avenue, S.W., Calgary, Alberta, T2P SL5, Attention: Vice President & Deputy General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.
SECTION 106.    Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or, in the case of Notes issued in global form, delivered electronically, to each such Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail or delivered electronically, neither the failure to mail or deliver electronically, as applicable, such notice, nor any defect in any notice so mailed or delivered electronically, as applicable, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed or delivered electronically, as applicable, to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.
In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail or deliver electronically, as applicable, notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.
Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
SECTION 107.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 108.    Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 109.    Separability Clause. In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 110.    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Agent and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 111.    Governing Law. This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
SECTION 112.    Legal Holidays. In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.
SECTION 113.    Conversion of Currency. The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:
(i)    (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in the payment currency (the “payment currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)
If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the payment currency originally due.

(ii)    In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the payment currency due or contingently due under the Notes and this Indenture (other than under this Subsection (ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (ii), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.
(iii)    The obligations contained in Subsections (i)(B) and (ii) of this Section 113 shall constitute separate and independent obligations of the Company from its other obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (ii) above) or under any such judgment or order and the discharge of this Indenture. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them. In the case of Subsection (ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.
(iv)    The term “rate(s) of exchange” shall mean the noon rate of exchange quoted by the Bank of Canada for purchases of the payment currency with the judgment currency other than the payment currency referred to in Subsections (i) and (ii) above and includes any premiums and costs of exchange payable.
SECTION 114.    Appointment of Agent for Service. By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to its Vice President and Deputy General Counsel at the address specified in Section 105(2)) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect and so long as any of the Notes shall be outstanding.
To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.
The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any Federal or State court in the State of New York, Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 115.    Communication Among Holders. Holders may communicate with other Holders with respect to their rights under this Indenture, the Notes or any other Notes.

ARTICLE TWO

NOTE FORMS
SECTION 201.    Forms Generally. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. Notwithstanding any provision of this Indenture or the Notes (i) any pro rata redemptions or repurchases of the Notes by the Company pursuant to this Indenture shall be made in a manner that preserves the authorized denominations of the Notes, and (ii) in the case of Global Notes, the selection of Notes to be redeemed or repurchased will be in accordance with the procedures of the Depositary.
The Trustee’s certificate of authentication on all Notes shall be in substantially the form set forth in this Article Two.
The definitive Notes shall be printed or produced in any manner, all as determined by the officers executing such Notes as evidenced by their execution of such Notes.
(b)    Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, and Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C. Each Note shall be dated the date of its authentication.
SECTION 202.    Form of Trustee’s Certificate of Authentication. Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form or such other form as may be required by the Trustee:
This is one of the Notes referred to in the within-mentioned Indenture.
U.S. Bank National Association,
as Trustee

By:	Authorized Signatory
SECTION 203.    Notes Issuable in Global Form. If Notes are issuable in global form (a “Global Note”), as specified as contemplated by Section 204 then any such Note shall represent such of the Outstanding Notes as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.
The provisions of the last sentence of Section 303 shall apply to any Note represented by a Global Note if such Note was never issued and sold by the Company and the Company delivers to the Trustee the Note in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last sentence of Section 303.
Notwithstanding the provisions of Section 307, payment of principal of and any premium and interest on any Global Note shall be made to the Person or Persons specified therein.
Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Notes represented by a permanent Global Note the Holder of such permanent Global Note in registered form.
SECTION 204.    Book-Entry Provisions for Global Notes. Notes, offered and sold to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “Qualified Institutional Buyer” or “QIB”) in reliance on Rule 144A under the Securities Act (“Rule 144A”) or in reliance on Regulation S under the Securities Act (“Regulation S”) shall be initially represented by one or more Global Notes with the restricted securities legend set forth in Exhibit B or Exhibit C, as applicable. The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, sociètè anonyme, or Clearstream, Luxembourg (“Clearstream”)), and (ii) be delivered to the Trustee as custodian for such Depositary.
Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the

Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(b)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 205. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).
(c)    In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners of Physical Notes pursuant to paragraph (b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.
(d)    In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.
(e)    Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraph (b) of Section 205, bear the Private Placement Legend or, in the case of Physical Notes delivered in exchange for an interest in the Regulation S Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.
(f)    On or prior to the 40th day after the later of the commencement of the offering of any Notes represented by any Regulation S Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.
(g)    Beneficial interests in the Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.
(h)    Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(i)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
SECTION 205.    Special Transfer Provisions. (%5) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of any Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):
(i)    the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
(ii)    if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(b)    Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Company to such effect.
(c)    General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
The Registrar shall retain for a period of two years (or as otherwise required by applicable law and the Registrar’s record retention policies) copies of all letters, notices and other written communications received pursuant to Section 204 or this Section 205. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
SECTION 206.    CUSIP Number. The Company in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.
ARTICLE THREE

THE NOTES
SECTION 301.    Amount Unlimited. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. All Notes shall be substantially identical except as to (i) the date of issuance, (ii) the issue price, (iii) the first interest payment date, (iv) CUSIP numbers and (v) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) or to reflect differences with respect to original issue discount for U.S. federal income tax purposes. Not all Notes need be issued at the same time.
SECTION 302.     [RESERVED]

SECTION 303.    Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, any Senior Vice President or a Vice President, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be the manual or facsimile signature of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.
In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:
(a)    that the form or forms of such Notes have been established in conformity with the provisions of this Indenture; and
(b)    that such Notes when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, and authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, and to general equitable principles.
The Trustee shall not be required to authenticate and deliver any such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Each Note shall be dated the date of its authentication.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the

Company shall deliver such Note to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
SECTION 304.    Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes. Such temporary Notes may be Global Notes.
If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
SECTION 305.    Registration, Registration of Transfer and Exchange. Upon surrender for registration of transfer of any Note at the office or agency of the Trustee in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor.
At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.
The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 Business Days before the day of the selection for redemption of Notes under Section 1103 or 1203 and ending at the close of business on the day of the mailing or electronic delivery, as applicable, of the relevant notice of redemption or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.
SECTION 306.    Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding or, in case any such mutilated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note pay such Note.
Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute a valid contractual obligation of the Company evidencing the same debt as the Note in lieu of which it is issued, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes.
The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.    Payment of Interest; Interest Rights Preserved. (a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Note may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Register or (ii) transferring such interest to an account maintained by the payee located inside the United States.
(b)    [RESERVED]
(c)    Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 308.    [RESERVED]
SECTION 309.    Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the legal owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
None of the Company, the Trustee, any Paying Agent, or any Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such Global Note or impair, as between such depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Note.
SECTION 310.    Cancellation. All Notes surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered, shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless by Company Order the Company directs the return of any cancelled Notes to it, all cancelled Notes shall be destroyed by the Trustee and upon written request of the Company the Trustee shall deliver its certificate of such destruction to the Company.
SECTION 311.    Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 312.    Currency of Notes. Payment of the principal of (and premium, if any) and interest, if any, on the Notes will be made in Dollars.
SECTION 313.    [RESERVED]
SECTION 314.    Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”). The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as a Paying Agent.
The Company shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 607.
The Company initially appoints the Trustee as Registrar or Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.
SECTION 315.    Paying Agent To Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 501(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. The Paying Agent shall invest money held by it only upon the written instructions of the Company. Upon any Event of Default specified in Section 501(5) or (6), the Trustee shall be the Paying Agent.
SECTION 316.    Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
SECTION 317.    Transfer and Exchange. Subject to Sections 204 and 205, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 304 or 1107, (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing or electronic delivery, as applicable, of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.
Any Holder of the Global Note or a beneficial interest in the Global Note shall, by acceptance of such Global Note or beneficial interest, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.
Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any Federal or state securities laws.
SECTION 318.    Outstanding Notes. The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 1401, on or after the date on which the conditions set forth in Section 1401 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 318 as not outstanding.
If a Note is replaced pursuant to Section 306, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.
If the Paying Agent holds, in its capacity as such, on the Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
ARTICLE FOUR

SATISFACTION AND DISCHARGE
SECTION 401.    Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture when
(1)    either

(A)
all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)	all Notes not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	if redeemable at the option of the Company, are to be
called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in Dollars sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any)

and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(2)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligation of the Company to pay Tax Gross-Up Amounts and any indemnification payments under Section 1009, the obligations of the Trustee to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
SECTION 402.    Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE FIVE

REMEDIES
SECTION 501.    Events of Default. “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)    default in the payment of any interest (including Tax Gross-Up Amounts) upon any Note when the same becomes due and payable, and continuance of such default for a period of 30 days; or
(2)    default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable; or
(3)    [RESERVED]
(4)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty, a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(5)    the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent under or subject to the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or the issuance of a sequestration order or the appointment of a receiver in receipt of any substantial part of the property of the Company or any of its Significant Subsidiaries, and any such decree, order or appointment continues unstayed and in effect for a period of 90 days; or
(6)    the institution by the Company or any of its Significant Subsidiaries of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, under or subject to the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking by it of corporate action in furtherance of any of the aforesaid purposes; or
(7)    (A) default under any indenture or instrument evidencing or under which the Company or any Subsidiary has at the date of this Indenture or shall hereafter have outstanding any Debt (other than an obligation payable on demand or maturing less than 12 months from the date such Debt is incurred) in any individual instance in excess of an amount equal to 5% of Consolidated Shareholders’ Equity shall occur and be continuing and, if such Debt has not already matured in accordance with its terms, such Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 15 Business Days after notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes or (B) default in any payment when due at final maturity of any such Debt, including any applicable grace period.
SECTION 502.    Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in clauses (1), (2), (3), (4), (5) (unless with respect to the Company), (6) (unless with respect to the Company) or (7) of Section 501 with respect to Notes at the time Outstanding shall occur and be continuing, then in every such case the Trustee by written notice to the Company or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes by written notice to the Company with a copy to the Trustee may declare the principal amount and all other amounts owing thereunder of all of the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) and all other amounts owing thereunder shall become immediately due and payable. If any Event of Default described in clause (5) (with respect to the Company) or (6) (with respect to the Company) of Section 501 occurs and is continuing, all principal amount and all other amounts owing under outstanding Notes will become immediately due and payable without any declaration or other act or notice on the part of the Trustee or the Holders.
At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
(1)    the Company has paid or deposited with the Trustee a sum sufficient to pay in Dollars,
(A)    all overdue interest on all Outstanding Notes,
(B)    all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Notes,
(C)    to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and
(D)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2)    all Events of Default with respect to Notes, other than the non-payment of amounts of principal of (or premium, if any) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if
(1)    default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)    default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any), and to the extent that payment of such interest is lawful, interest on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.
If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 504.    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(i)    to file and prove a claim for the whole amount of principal (and premium, if any), and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(ii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 505.    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
SECTION 506.    Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any, on) or interest, upon presentation of the Notes, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee under Section 607;
Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
Third: The balance, if any, to the Company or any other Person or Persons entitled thereto.
SECTION 507.    Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
(2)    the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes in the case of any Event of Default described in Section 501 shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)    such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense which might be incurred by the Trustee in connection with such request or direction;
(4)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Notes in the case of any Event of Default described in Section 501;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, in the case of any Event of Default described in Section 501, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes, in the case of any Event of Default described in Section 501.
SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) and in such Note, of the principal of (and premium, if any), including Redemption Price, and (subject to Section 307) interest on, such Note on the respective due dates therefor and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 509.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 510.    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 512.    Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under Section 501; provided, however, that in each case
(1)    such direction shall not be in conflict with any rule of law or with this Indenture,
(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
(3)    the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Notes not consenting, unless the Trustee shall be offered security or indemnity satisfactory to it.
SECTION 513.    Waiver of Past Defaults. Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default described in Section 501, and its consequences, except a default
(1)    in respect of the payment of the principal of (or premium, if any) or interest on any Note, or
(2)    in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
SECTION 514.    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).
SECTION 515.    Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX

THE TRUSTEE
SECTION 601.    Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
(b)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
(1)    this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and
(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
SECTION 602.    Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit to the Holders in the manner provided in Section 106, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes.
SECTION 603.    Certain Rights of Trustee.
(1)    The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may conclusively, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
(4)    the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(8)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(9)    the Trustee shall not be charged with any knowledge of any Defaults or Events of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by any Holder or the Company or any other obligor on the Notes; and
(10)    in no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.
The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
SECTION 604.    Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.
SECTION 605.    May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to the next sentence, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.
SECTION 606.    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
SECTION 607.    Compensation and Reimbursement. The Company agrees:
(1)    to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and the allocable costs of in-house counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
(3)    to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any), including Redemption Price or interest on the Notes.
SECTION 608.    Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least U.S.$50,000,000. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 609.    Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.
(b)    The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.
(c)    The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.
(d)    If at any time:
(1)    the Trustee acquires any conflicting interest and has not eliminated such conflict within 90 days after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
(2)    the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
SECTION 610.    Acceptance of Appointment by Successor. (%5) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.
(a)    Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section 610.
(b)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 611.    Merger, Conversion, Consolidation or Succession to Business. Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 612.    Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
This is one of the Notes referred to in the within-mentioned Indenture.
U.S. Bank National Association,
as Trustee
By: _______________________
as Authenticating Agent
By: _______________________
Authorized Officer
SECTION 613.    Co-Trustee. (a) At any time, only for the purpose of, and only to the extent required for, meeting the legal requirements of any applicable jurisdiction, the Trustee shall have the power to appoint one or more persons to act as co-trustee under this Indenture, with such powers as may be provided in the instrument of appointment, and to vest in such person or persons any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this Section. Before the appointment of any co-trustee the Trustee shall, if the circumstances so permit, consult the Company and if any co-trustee so appointed shall be a person to whose appointment the Company might reasonably object by reason of any conflict of interest or other disability, a determination made by the Trustee (after consulting its legal advisor in the appropriate jurisdiction) that in its opinion there is no such conflict of interest or other disability in relation to any such co-trustee shall be conclusive and binding upon the Company.

Should any written instrument from the Company be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.
(b)    Each co-trustee shall, to the extent permitted by applicable law, be appointed subject to the following terms.
(1)    The rights, powers, duties and obligations conferred or imposed upon any such co-trustee shall not be greater than those conferred or imposed upon the Trustee, and such rights and powers shall be exercisable only jointly with the Trustee, except to the extent that, under any law of any jurisdiction in which any particular act or acts is to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights and powers shall be exercised by such co-trustee subject to the provisions of Section 613(b)(4) below.
(2)    The Trustee may at any time, by an instrument in writing executed by it, accept the resignation of or remove any co-trustee appointed under this Section.
(3)    No co-trustee under this Indenture shall be liable by reason of any act or omission of any other co-trustee appointed under this Indenture.
(4)    No power given to such co-trustee shall be separately exercised hereunder by such co-trustee except with the consent in writing of the Trustee.
(c)    The provisions of Section 607 hereof shall extend to any co-trustee, its officers, employees, agents, successors and assigns appointed hereunder.
(d)    Any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee.
ARTICLE SEVEN

REPORTS BY THE COMPANY
SECTION 701.    Reports by Company. (a) So long as any Notes are outstanding, the Company shall prepare:
(1)    within 120 days after the end of each fiscal year, audited year-end consolidated financial statements of the Company and its Subsidiaries (including an income statement, statement of comprehensive income, statement of financial position, statement of changes in equity and statement of cash flows) prepared in accordance with IFRS, together with a report on the annual financial statements by the Company’s independent registered public accounting firm, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (all of the foregoing information to be prepared on a basis substantially consistent with the corresponding information contained or incorporated by reference in the Offering Memorandum);

(2)    within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited quarterly consolidated financial statements of the Company and its Subsidiaries (including an income statement, statement of comprehensive income, statement of financial position, statement of changes in equity and statement of cash flows) prepared in accordance with IFRS, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (all of the foregoing information to be prepared on a basis substantially consistent with the corresponding information contained or incorporated by reference in the Offering Memorandum); and
(3)    promptly from time to time after the occurrence of (i) any material acquisitions or dispositions that, individually or in the aggregate, when considered with all other material acquisitions and dispositions that have occurred since the beginning of the most recently completed fiscal year, represent greater than 10% of the consolidated revenues, EBITDA or assets of the Company on a pro forma basis giving effect to all such acquisitions and dispositions, or as of the end of the most recently completed fiscal year, and the entry into, termination of, or material amendment to any definitive agreement for any such acquisition or disposition; (ii) any change in the executive officers or board members of the Company; (iii) any change in the auditors of the Company; (iv) the entering into an agreement that will result in a Change of Control; (v) the entry into or a material amendment of any material Debt agreement; (vi) the Company’s Board of Directors or a committee thereof or the officer or officers of the Company authorized to take such action, determines that any previously issued financial statements, covering one or more of the last three completed fiscal years as of the date of such determination or any interim period subsequent to the most recently completed fiscal year should no longer be relied upon because of an error in such financial statements, (vii) acceleration of any material Debt of the Company or (viii) any bankruptcy, receivership or insolvency proceeding of the Company, in each case, a report containing a description of such events; provided, however, that no such report will be required if the Company determines in its good faith judgment that such event is not material to the business, assets, operations, financial position or prospects of the Company and its Subsidiaries, taken as a whole; and provided, further that no such report will be required to include (1) any exhibit except to furnish any material Debt agreements or definitive agreement for a material acquisition or disposition, (2) a summary of the terms of any employment or compensatory arrangement agreement, plan or understanding between the Company (or any of its direct or indirect parents or subsidiaries) and any director, manager or executive officer, of the Company (or any of its direct or indirect parents or subsidiaries) or (3) to include any financial statements of an acquired business.
(b)    All financial statements shall be prepared in accordance with IFRS. For the avoidance of doubt, in no event shall the Company be required (1) to provide any reconciliation to U.S. generally accepted accounting principles, (2) to provide reports or financial statements in compliance with any U.S. securities laws, including without limitation the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, (3) to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or any successor provision, (4) to provide separate financial statements or other information for any of the Subsidiaries of the Company (whether or not wholly-owned) or any direct or indirect parent of the Company, (5) to provide any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included or incorporated by reference in the Offering Memorandum or (6) to provide financial statements in interactive data format using the eXtensible Business Reporting Language. In addition, while the Company or any direct or indirect parent of the Company is in registration with respect to an initial public offering, the Company or any direct or indirect parent of the Company shall not be required to disclose any information or take any actions which, in the view of the Company, would violate the securities laws or the SEC’s gunjumping rules.
(c)    The Company will make readily available such information and such reports (as well as the details regarding the conference call described below) to the Trustee, any Holder of Notes, any Beneficial Owner of Notes, any bona fide prospective investor, any securities analyst or any market maker in Notes (“Permitted Parties”) who provides to the Company its email address, employer name and similar information reasonably requested by the Company, in each case by posting such information on its website or IntraLinks or any other password-protected online data system (or by making such reports available on Bloomberg or another comparable private electronic information service). The Trustee shall have no responsibility or obligation whatsoever to determine if such posting has occurred or for the content of such reports. Any Permitted Party who requests access to such information from the Company will be required to represent to and agree with the Company (and by accepting such information, such person will be deemed to have represented to and agreed with the Company) that:
(1)    it is a Permitted Party;
(2)    if it is a prospective purchaser of Notes, it is (i) a Qualified Institutional Buyer or (ii) a Non-U.S. Person;
(3)    it will not use the information in violation of applicable securities laws or regulations;
(4)    it will not communicate the information to any Person and will keep the information confidential;
(5)    it will use such information only in connection with evaluating its investment or prospective investment in Notes (or, if it is a bona fide market maker or intended market maker, only in connection with making a market in Notes, or, if it is a bona fide securities analyst, only for preparing analysis for holders, Beneficial Owners and prospective purchasers of Notes that otherwise have access to the information in compliance with this covenant); and
(6)    it (i) will not use such information in any manner intended to compete with the business of the Company and (ii) is not a Person (which includes such Person’s Affiliates, other than the Affiliates of a bona fide securities research analyst with whom such research analyst does not share such information) that (x) is principally engaged in a business substantially similar to the business of the Company or (y) derives a significant portion of its revenues from operating or owning a business substantially similar to the business of the Company.
(d)    In addition, to the extent not satisfied by clauses (a) through (c) of this Section 701, the Company will agree that, for so long as any Notes are outstanding and during any period during which the Company (or any direct or indirect parent of the Company, if such parent guarantees Notes) is not subject to Section 13 or 15(d) of the U.S. Exchange Act, it will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(e)    The Company may satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to any direct or indirect parent of the Company that guarantees Notes pursuant to a supplemental indenture providing for such guarantee; provided, that: (a) such parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company, and (b) if material, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company, on the other hand. Any such parent guarantee may be released at any time; provided no default or Event of Default has occurred and is continuing.
(f)    Notwithstanding any of the foregoing, the Company may satisfy the requirement to furnish any of the information described in Section 701(a) by having the applicable reporting entity file reports containing the information contemplated hereunder within the timeframes contemplated hereunder with the SEC.
(g)    In addition, within 10 Business Days after the dates that the reports described in clauses (a)(1) and (a)(2) of this Section 701 are furnished, the Company shall participate in live quarterly conference calls to discuss operating results and related matters, which conference call shall be open to all Permitted Parties. No fewer than two Business Days prior to the date on which each such conference call is to be held, the Company shall post to its website or IntraLinks or any other password-protected online data system (or make available on Bloomberg or another comparable private electronic information service) an announcement of such quarterly conference call for the benefit of the Permitted Parties, which announcement shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call; provided, however, that any Permitted Party who attends such conference call with the Company will be required to represent to and agree with the Company (and by attending such conference call, such person will be deemed to have represented and agreed with the Company) to clauses (c)(1) through (c)(6) of this Section 701, inclusive, of Section 701(c).
(h)    Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants (as to which the Trustee is entitled to conclusively rely on Officers’ Certificates).
ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
SECTION 801.    Company May Consolidate, Etc., Only on Certain Terms. The Company shall not amalgamate or consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
(1)    the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof, the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
(2)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
This Section shall only apply to a merger, amalgamation or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.
SECTION 802.    Successor Person Substituted. Upon any amalgamation or consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such amalgamation or consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor corporation which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.
SECTION 803.    Notes To Be Secured in Certain Events. If, as a result of any amalgamation or consolidation of the Company with or merger of the Company with any other Person, or upon any conveyance, lease or transfer of the property of the Company as an entirety or substantially as an entirety to any other Person, any properties or assets of the Company would become subject to a mortgage, pledge, charge, security interest or other encumbrance securing Debt, then unless such mortgage, pledge, charge, security interest or other encumbrance could be created without equally and ratably securing the Notes under Section 1006, the Company or such successor Person, as the case may be, prior to or simultaneously with such amalgamation, consolidation, merger, conveyance, lease or transfer, will, with respect to such properties or assets, secure the Notes Outstanding hereunder (together with, if the Company shall so determine, any other Debt of the Company now existing or hereafter created which is not subordinate to the Notes) equally and ratably with (or prior to) all such Debt which upon such amalgamation, consolidation, merger, conveyance, lease or transfer is to become secured as to such properties or assets, or will cause such Notes to be so secured.
ARTICLE NINE

SUPPLEMENTAL INDENTURES
SECTION 901.    Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Notes; or
(2)    to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company; or
(3)    to add any additional Events of Default; or
(4)    to secure the Notes pursuant to the requirements of Section 803, 1006 or 1007 or otherwise; or
(5)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610(b); or

(6)    to close this Indenture with respect to the authentication and delivery of additional Notes, to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, such action shall not adversely affect the interests of the Holders of Notes in any material respect; or
(7)    to comply with any requirements of the SEC in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or
(8)    to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Notes pursuant to Sections 401, 1402 and 1403; or
(9)    to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” contained in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect.
SECTION 902.    Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions or definitions to or changing in any manner or eliminating any of the provisions or definitions of this Indenture which affect such Notes or of modifying in any manner the rights of the Holders of such Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,
(1)    change the Stated Maturity of the principal of, or any installment of interest on, any Note, or change the time at which any Note may or shall be redeemable or repayable or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts, change any obligation of the Company to pay Tax-Gross Up Amounts in accordance with Section 1009 with respect to the Notes, or adversely affect any right of repayment at the option of any Holder of any Note (which right is no longer subject to the occurrence of any contingency or satisfaction of a condition), or change any Place of Payment where, or the Currency in which, the Notes or any premium or the interest thereon is payable, or modify Section 508, or
(2)    reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(3)    modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 903.    Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 904.    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905.    Reference in Notes to Supplemental Indenture. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
SECTION 906.    Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note so affected, pursuant to Section 106, setting forth in general terms the substance of such supplemental indenture.
ARTICLE TEN

COVENANTS
SECTION 1001.    Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of (and premium, if any), including Redemption Price, and interest on the Notes in accordance with the terms of the Notes and this Indenture.
SECTION 1002.    Maintenance of Office or Agency. The Company will maintain in each Place of Payment of Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as a Place of Payment as the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its New York office as Paying Agent in such Place of Payment and as its agent to receive all presentations, surrenders, notices and demands.
SECTION 1003.    Money for Notes Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents, it will, prior to or on each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum in Dollars sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
(1)    hold all sums held by it for the payment of the principal of (and premium, if any) and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)    give the Trustee notice of any default by the Company in the making of any payment of principal of (or premium, if any) or interest on the Notes; and
(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
SECTION 1004.    Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. Such certificate will identify any defaults, their status and what actions the Company is taking or proposes to take with respect thereto.
Promptly upon the occurrence of a Default or Event of Default, the Company shall promptly notify the Trustee of such Default or Event of Default, which notice shall describe what actions the Company is taking or proposed to take with respect thereto.
SECTION 1005.    Corporate Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.
SECTION 1006.    Negative Pledge. The Company will not, and will not permit any Subsidiary to, create any Security Interest on any of its property or assets (including Capital Stock), whether owned on the date hereof or hereafter acquired, to secure any Debt unless at the same time it shall secure equally and ratably with such Debt all Notes then Outstanding by the same instrument or by another instrument for so long as such obligation is so secured; provided that this covenant shall not hinder or prevent the sale of any property or assets of the Company (except in the case of a sale in connection with a transaction prohibited by Section 1007) or hinder or prevent:

(i)    Security Interests existing on the date of initial issuance of the Notes;
(ii)    Security Interests on any property, Capital Stock, or other assets existing at the time of acquisition thereof by the Company or any Subsidiary (which may include property previously leased by the Company or any Subsidiary and leasehold interests thereon, provided that the lease terminates prior to the acquisition);
(iii)    Security Interests on property, Capital Stock, or other assets of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with the Company or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or other entity as an entirety or substantially as an entirety to the Company or any Subsidiary;
(iv)    Security Interests on property, Capital Stock or other assets (“Secured Projects”) acquired, constructed or improved by the Company or any Subsidiary after the initial issuance of the Notes which are created or assumed contemporaneously with, or within 270 days after such acquisition (or, in the case of property or other assets constructed or improved, within 270 days after the completion or commencement of commercial operation of such property or other assets, whichever is later) to secure or provide for the payment of any part of the purchase price of such property, Capital Stock, or other assets or cost of such construction or improvement; provided that if a commitment to so finance such a payment is obtained prior to or within such 270-day period and the related Security Interest is created within 90 days after the expiration of the 270-day period, the applicable Security Interest shall be deemed to be included in this clause (iv); and provided further that such Security Interests may also extend to: (a) any Necessary Assets provided that the instrument granting such Security Interests does not materially impair the continued operation of each Significant Facility requiring or dependent on such Necessary Assets notwithstanding a default under such instrument or acceleration of the obligations secured thereby; (b) any unimproved real property theretofore owned by the Company or any Subsidiary, on which the property so constructed, or the improvement is located; and (c) contract rights (including revenue therefrom) of the Company or any Subsidiary directly related to such Secured Projects;
(v)    Security Interests securing Debt issued pursuant to a receivables facility or similar credit arrangement which provides for Debt issued by the Company or any Subsidiary thereunder and interest thereon and related obligations to be secured by a pledge of receivables of the Company or any Subsidiary in accordance with an indenture or other agreement and which further provides that the holder of interests in the trust created pursuant to such indenture or other agreement is to be entitled to a first call on the proceeds of any enforcement of the security under the indenture or other agreement that are attributable to receivables of the Company or any Subsidiary;
(vi)    the granting of any security, whether by way of letter of credit, surety bond or otherwise, which is posted or granted pursuant to a court order or agreement with a third Person in the context of a dispute by the Company or any Subsidiary of the claims by a third Person purportedly arising in the ordinary course of business of, or incident to current construction by, the Company or any Subsidiary;

(vii)    the deposit of cash, letters of credit, surety bonds, labor and material bonds, or any other security in connection with contracts (other than for the payment of Debt) or tenders in the ordinary course of business or to secure margin accounts in the ordinary course of business, workmen’s compensation, surety or appeal bonds, costs of litigation required by law, public and statutory obligations, liens or claims whether arising at common law, equity or pursuant to statute whether incident to current construction or otherwise, including but not limited to mechanics’, workmen’s, carriers’ and other similar liens;
(viii)    Security Interests securing Debt or other obligations of a Subsidiary owing to the Company or a wholly-owned Subsidiary;
(ix)    Security Interests on or other conveyances of property or other assets owned by the Company or any Subsidiary in favor of the Government of Canada or any Province or Territory thereof or the United States of America or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the Government of Canada or any Province or Territory thereof or the United States of America or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Security Interests; or
(x)    Security Interests securing Debt and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (x) together with any extension, renewal or replacement Debt incurred pursuant to clause (xi) below to extend, renew or replace any Debt incurred pursuant to this clause (x), not to exceed U.S.$1.0 billion as of any date of incurrence;
(xi)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security Interest referred to in the foregoing clauses (i) to (x), inclusive, without increase of the principal of the Debt secured thereby; provided, however, that such extension, renewal or replacement shall be limited to all or a part of the property or other assets which secured the Security Interest so extended, renewed or replaced (plus improvements on such property or other assets);
and provided, further, that any Security Interest permitted by any of the forgoing clauses (i) to (x), inclusive, on property specified in such clauses shall not extend to or cover any property of the Company or any Subsidiary other than the property specified in such clauses and improvements thereto.
Notwithstanding the foregoing provisions or the provisions of Section 1007, the Company or any Subsidiary may issue, incur, create, assume or guarantee (collectively, “incur”) Debt secured by Security Interests which would otherwise be subject to the foregoing restrictions and enter into any Sale/Leaseback Transaction that would otherwise be prohibited by Section 1007 in an aggregate principal amount which, together with all other outstanding Debt of the Company and each Subsidiary or any of them which (if originally issued, incurred, created, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions and the aggregate Attributable Debt of all such Sale/Leaseback Transactions of the Company and each Subsidiary or any of them at any one time outstanding together, does not, as of any date of incurrence, exceed 15% of Consolidated Net Tangible Assets of the Company.
SECTION 1007.    Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property or assets, whether owned on the date of this Indenture or hereafter acquired, unless (i) the Company or such Subsidiary would be entitled to create Security Interests on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under Section 1006 or (ii) the net cash proceeds received by the Company or any Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of the Company or, as the case may be, such Subsidiary) of such property or assets, and the Company or such Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased, to the retirement, within 180 days after the effective date of such Sale/Leaseback Transaction, of the Notes subject to the provisions of Article Eleven or Debt of the Company ranking pari passu in right of payment with the Notes and owing to a Person other than the Company or any Affiliate of the Company or to the construction or improvement of real property or personal property used in the ordinary course of business. These restrictions will not apply to (a) transactions providing for a lease for a term, including any renewal thereof, of not more than three years; (b) transactions between the Company and a Subsidiary or between Subsidiaries; and (c) transactions between the Company and a joint venture, partnership or other association or affiliation in which the Company has at least a 50% interest, directly or indirectly entered into for operational or strategic reasons and not for financing reasons; provided, however, that the aggregate Attributable Debt of all Sale/Leaseback Transactions of the Company and each Subsidiary or any of them incurred pursuant to this clause (c) does not, as of the date of consummation of any Sale/Leaseback Transaction, in the aggregate exceed 5% of Consolidated Net Tangible Assets of the Company as of the most recently ended quarter of the Company for which financial statements of the Company have been provided (or were required to have been provided) to the Holders of the Notes.
SECTION 1008.    Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803, 1006 or 1007 if the Holders of at least a majority in principal amount of all Outstanding Notes affected by such term, provision or covenant by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
SECTION 1009.    Tax Gross-Up Amounts. Payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment, deduction, withholding or other governmental charge and all related liabilities imposed or levied by or on behalf of the Government of Canada or any other jurisdiction in which such payments are made on behalf of the Company or in which the Company is resident for tax purposes, including, in each case, any province or territory thereof or by any authority or agency therein or thereof (the “Relevant Tax Jurisdiction”) having power to tax (“Taxes”), unless the Company is required to withhold or deduct Taxes under the law of the Relevant Tax Jurisdiction or by the interpretation or administration thereof. If, after the date of this Indenture, the Company is so required to withhold or deduct any amount for or on account of Taxes (other than United States “backup” withholding) from any payment made under or in respect to the Notes, the Company will pay to each holder of Notes such additional amounts (“Tax Gross-Up Amounts”) as may be necessary so that the net amount received by such holder (including the Tax Gross-Up Amounts) after such withholding or deduction (including any deduction or withholding in respect of the Tax Gross-Up Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Tax Gross-Up Amounts will be payable with respect to a payment made to a holder or Beneficial Owner of Notes (to the extent that any of the following apply, such holder or Beneficial Owner shall be referred to as an “Excluded Holder”):
(a)    with which the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment; or
(b)    who is a “specified non-resident shareholder” of the Company or who does not deal at arm’s length with a “specified non-resident shareholder” of the Company as defined in subsection 18(5) of the Income Tax Act (Canada); or
(c)    which is subject to such Taxes by reason of its carrying on a trade or business or having a permanent establishment in the Relevant Tax Jurisdiction or being organized under the laws of or being resident in or otherwise connected to a Relevant Tax Jurisdiction, provided that in each case, other than by the mere holding of the Notes or the receipt of payments thereunder; or
(d)    which fails to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by applicable law, regulation or administrative practice as a condition to exemption from or a reduction in the rate of deduction or withholding of Taxes, but only to the extent the holder is legally entitled to comply with such requirements and only if such holder received a written request from the Company delivered reasonably in advance of the date the compliance is required ; or
(e)    which is a fiduciary or partnership or person other than the sole Beneficial Owner of such payment to the extent that the Taxes would not have been imposed on such payment had such holder been the sole Beneficial Owner of such Notes.
The Company will also:
(a)make such withholding or deduction, and
(b)    remit the full amount deducted or withheld to the Relevant Tax Jurisdiction in accordance with applicable law.

If the Company is required to withhold or deduct any such amounts on account of Taxes, the Company will furnish to holders of Notes outstanding on the date of such payment of Taxes copies of the Information Return NR4 and any other information returns applicable in Canada within 30 days of the date that each such return is required to be filed with the Canadian taxing authorities. The Company will indemnify and hold harmless each holder of Notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of:
(a)    any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes (to the extent not covered by Tax Gross-Up Amounts),
(b)    any liability (including penalties, interest and expense) of such holder arising therefrom or with respect thereto, and
(c)    any Taxes levied or imposed on such holder with respect to any reimbursement under clause (a) or (b) above.
If the Company becomes obligated to pay Tax Gross-Up Amounts with respect to such payment, then at least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Tax Gross-Up Amounts will be payable, the amounts so payable, and setting forth such other information as is necessary to enable the Trustee to pay such Tax Gross-Up Amounts to the holders of Notes on the payment date. Whenever in this Indenture or any Note there is mentioned, in any context:
(a)    the payment of principal (and premium, if any),
(b)    purchase prices in connection with a repurchase of Notes,
(c)    interest, or
(d)    any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Tax Gross-Up Amounts provided for in this section to the extent that, in such context, Tax Gross-Up Amounts are, were or would be payable in respect thereof.
SECTION 1010.    Change of Control Repurchase and Redemption. (%5) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail or, in the case of Notes issued in global form, deliver electronically, a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)    that the Change of Control Offer is being made pursuant to this Section 1010 and that all Notes tendered will be accepted for payment;
(2)    the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered electronically, as applicable (the “Change of Control Payment Date”);
(3)    that any Note not tendered will continue to accrue interest;
(4)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to U.S.$2,000 in principal amount or an integral multiple of U.S.$1,000 in excess thereof.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 1010 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1010 by virtue of such compliance.
(b)    On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent will promptly (but in any case not later than five days after the Change of Control Payment Date) mail or, in the case of Notes issued in global form, deliver electronically, to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)    Notwithstanding anything to the contrary in this Section 1010, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1010 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Article 11 hereof, unless and until there is a default in payment of the applicable redemption price.
(d)    Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
(e)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes properly tender and do not withdraw such Notes in a Change of Control Offer (or an offer made by a third party as described above) and the Company, or any third party making an offer in lieu of the Company, as described above, purchase all of the Notes properly tendered and not withdrawn by such Holders, the Company or the third party making such offer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or offer by such third party described above, to redeem all the Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.
ARTICLE ELEVEN

REDEMPTION OF NOTES
SECTION 1101.    Applicability of Article. The Notes shall be redeemable in accordance with the terms thereof and in accordance with this Article Eleven.
SECTION 1102.    Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1103. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
SECTION 1103.    Selection by Trustee of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the particular Notes, as applicable, to be redeemed on a pro rata basis (or in the case of Notes issued in global form, in accordance with the procedures of the Depositary) and shall be selected not more than 60 days prior to the Redemption Date, unless otherwise required by law or applicable stock exchange or depository requirements; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum authorized denomination for Notes, and that no Notes of U.S.$2,000 or less shall be redeemed in part.
The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.
SECTION 1104.    Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically, as applicable, more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.
All notices of redemption shall state:
(1)    the Redemption Date,
(2)    the Redemption Price,
(3)    if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,
(4)    that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1106) will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and
(5)    the place or places where such Notes maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
SECTION 1105.    Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in Dollars sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.
SECTION 1106.    Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in Dollars (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall, if the same were interest bearing, cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in the Note.
SECTION 1107.    Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
ARTICLE TWELVE

SINKING FUNDS
SECTION 1201.    No Mandatory Sinking Fund Payments.
The Company is not required to make any mandatory sinking fund payments with respect to the Notes.

ARTICLE THIRTEEN

[RESERVED]
ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE
SECTION 1401.    Company’s Option to Effect Defeasance or Covenant Defeasance. The provisions of this Article shall be applicable to the Notes, and the Company may at its option by Board Resolution, at any time, elect to have either Section 1402 (if applicable) or Section 1403 (if applicable) be applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article.
SECTION 1402.    Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments requested by the Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 305, 306, 1002, 1003 and 1009 and with respect to the payment of additional amounts, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Notes.
SECTION 1403.    Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Notes, the Company shall be released from its obligations under Sections 803, 1006 and 1007 with respect to such Outstanding Notes on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Section 803 or 1006, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or Section 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
SECTION 1404.    Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Notes:
(1)    The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in Dollars, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any), including Redemption Price, and interest on such Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest.
(2)    No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (5) and (6) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
(3)    The Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed to be satisfied until the expiration of such period).
(4)    Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.
(5)    In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
(6)    In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
(7)    The Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that Holders of such Outstanding Notes will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal and provincial income tax and other tax, including withholding tax, if any, on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred.
(8)    The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 1402 or 1403 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.
(9)    The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to paragraph (1) above and the related exercise of the Company’s option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit, or by the trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.
SECTION 1405.    Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, solely for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of any Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee on an after-tax basis against any tax, fee or other charge imposed on or assessed against the money or Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.
Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.
ARTICLE FIFTEEN
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS, DIRECTORS AND EMPLOYEES
SECTION 1501.    Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.
* * * * *
This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

NOVA CHEMICALS CORPORATION By: /s/ Todd Karran Name: Todd Karran Title: Senior Vice President and CFO
Attest: /s/ Alan Pretter Name: Alan S. Pretter Title: Corporate Secretary
U.S. BANK NATIONAL ASSOCIATION, as Trustee By: /s/ Elizabeth C. Hammer Name: Elizabeth C. Hammer Title: Vice President
Attest: /s/ Michael M. Hopkins Name: Michael M. Hopkins Title: Vice President

EXHIBIT A
[FORM OF NOTES]
NOVA CHEMICALS CORPORATION
CUSIP No.
No.
U.S.$__________ 5.25% SENIOR NOTES DUE 2023
NOVA CHEMICALS CORPORATION, a corporation subject to the Business Corporations Act (New Brunswick), as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of U.S.$_________ on August 1, 2023.
Interest Payment Dates:    February 1 and August 1.
Record Dates:            January 15 and July 15.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[Signature Page Follows]

NY\5892238.7

Dated: _______________, 20__
NOVA CHEMICALS CORPORATION

By:
    Name:
    Title:

NY\5892238.7

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
    Authorized Signatory

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[FORM OF REVERSE OF NOTE]
NOVA CHEMICALS CORPORATION
5.25% SENIOR NOTES DUE 2023 (“Notes”)
1.    Interest. NOVA CHEMICALS CORPORATION, a corporation duly continued and subsisting under the laws of the Province of New Brunswick, Canada, as issuer (the “Company”), promises to pay interest on the principal amount of this Note at 5.25% per annum from _________________, 20__ until maturity. The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _________________, 20__. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment. The Company will pay interest hereon to the Persons who are Holders at the close of business on the January 15 or July 15 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender the Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes or transferred to an account maintained by the payee located within the United States.
3.    Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.
4.    Indenture. The Company issued the Notes under an Indenture dated as of July 30, 2013 (the “Indenture”) among the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.    Redemption. (a) Except as set forth in clauses (b), (c) and (d) below and in Section 8 below, the Notes may not be redeemed prior to August 1, 2018. At any time on or after August 1, 2018, the Company may, at its option, redeem the Notes, in whole or in part, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, together with accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant

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Interest Payment Date), if redeemed during the 12-month period beginning August 1 of the years indicated:
Year    Percentage
2018                102.625%
2019                101.750%
2020                100.875%
2021 and thereafter        100.000%
(b)    At any time prior to August 1, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including any additional Notes issued after the date of the Indenture) at a redemption price (expressed as a percentage of principal amount thereof) equal to 105.250% of the principal amount of the Notes redeemed, together with accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date), with an amount in cash equal to the net cash proceeds of one or more Equity Offerings; provided that:
(1)    at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 60 days of the date of the closing of such Equity Offering.
(c)    At any time prior to August 1, 2018, the Notes will be redeemable, on any one or more occasions, in whole or in part, at the option of the Company, at a redemption price equal to the sum of:
(1)    100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, plus
(2)    the Make Whole Amount.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the period from the Redemption Date to August 1, 2018, provided, that if the period from the Redemption Date to August 1, 2018 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Comparable Treasury Price” means, with respect to any Redemption Date,
(1)    the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day

NY\5892238.7

preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Notes”; or
(2)    if such release (or any successor release) is not published or does not contain such price on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Make Whole Amount” means, with respect to any Note; the greater of
(a)    1.0% of the principal amount of such Note; or
(b)    the excess, if any, of (1) the amount equal to the sum of the present values of (x) the remaining scheduled payments of interest of such Note to be redeemed through August 1, 2018 and (y) the Redemption Price of such Note at August 1, 2018, in each case, discounted to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate from the dates on which such interest and Redemption Price would have been payable over (2) the principal amount of such Note being redeemed.
Calculation of the Make-Whole Amount shall be made by the Company or on behalf of the Company by such person as the Company shall designate; provided that the Trustee shall have no duty to calculate or verify the calculation of the Make-Whole Amount.
“Quotation Agent” means, with respect to any redemption of the notes, the Reference Treasury Dealer selected by the Company as the Quotation Agent.
“Reference Treasury Dealer” means each of (1) Barclays Capital Inc. or any successor (or, if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”)), the Company shall substitute therefor another Primary Treasury Dealer and (2) any Primary Treasury Dealer selected by the Company.
“Reference Treasury Dealer Quotation” means, with respect to any Reference Treasury Dealer on any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
“Special Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.50%.
The Company may at any time, upon not less than 30 nor more than 60 days prior written notice, redeem in whole but not in part the outstanding Notes at a Redemption Price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the

NY\5892238.7

date of redemption if it has become or would become obligated on or before the next Interest Payment Date to pay any Tax Gross-Up Amounts in respect of the Notes as a result of any change from July 16, 2013 (including any announced prospective change) in any laws or regulations of the Relevant Tax Jurisdiction or any political subdivision or taxing authority thereof, or any change from July 16, 2013 in any interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including any such change resulting from the enactment of any legislation or the publication of any judicial decision or regulatory or administrative determination) of the Relevant Tax Jurisdiction (a “Change in Tax Law”).
(a)    Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to the foregoing clause (d), the Company will deliver to the Trustee:
(1)     an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred (including that such obligations to pay such Tax Gross-Up Amounts cannot be avoided by the Company taking reasonable measures available to it); and
(2)    an opinion of independent tax advisors qualified under the laws of the Relevant Tax Jurisdiction and reasonably satisfactory to the Trustee to the effect that the Company is or would be obligated to pay such Tax Gross-Up Amounts as a result of a Change in Tax Law.
6.    Notice of Redemption. Notices of redemption shall be mailed by the Company by first class mail or, in the case of Notes issued in global form, delivered electronically, at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically, as applicable, more than 60 days prior to the Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any such notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent including, without limitation, completion of an Equity Offering, and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all of such conditions have been satisfied. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.
7.    Sinking Fund. There will be no mandatory sinking fund payment for the Notes.
8.    Repurchase at the Option of Holder. If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof repurchased plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days

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following any Change of Control, the Company will mail or, in the case of Notes issued in global form, deliver electronically, a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by Section 1010 of the Indenture.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of U.S.$2,000 and integral multiples of U.S.$1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing or electronic delivery, as applicable, of notice of redemption.
10.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
11.    Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.
12.    Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the particular Notes to be affected.
13.    Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create liens, enter into sale and leaseback transactions or consolidate, merge or sell all or substantially all of the assets of the Company and its Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 1004 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.
14.    Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Eight of the Indenture, the predecessor corporation will, except as provided in Article Eight, be released from those obligations.
15.    Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to Notes occurs

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and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable immediately, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in clause (5) or (6) of Section 501 of the Indenture occurs and is continuing with respect to the Company, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.
16.    Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
17.    No Recourse Against Others. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.
18.    Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.
19.    No Subsidiary Guarantees. The Notes will not be guaranteed by any Subsidiary.
20.    Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.
21.    Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee and the Company agree to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States located in New York County in any action or proceeding arising out of or relating to the Indenture or the Notes.

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22.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
23.    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
NOVA Chemicals Corporation
c/o NOVA Chemicals Inc.
1000 7th Avenue, S.W.
Calgary, Alberta,
T2P 5L5
Attn: Ronald E.J. Kemle
Telephone:    (403) 750-3834
Facsimile:    (403) 750-3942
With a copy to:
Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, California 94105-2669
Attn: Brett Cooper
Telephone:    (415) 773-5700
Facsimile:    (415) 773-5759

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ASSIGNMENT
I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:
Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.
Date:            Your Signature:
                (Sign exactly as your name appears
                on the other side of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1010 of the Indenture, check the box below:
¬ Section 1010
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1010 of the Indenture, state the amount you elect to have purchased:
U.S.$_______________

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global Note *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B
[FORM OF LEGEND FOR 144A NOTES]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THE NOTE BEFORE THE DATE THAT IS 4 MONTHS AND ONE DAY AFTER THE LATER OF (i) JULY 30, 2013, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

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[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]
ASSIGNMENT
I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:
Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.
[Check One]
[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.
or
[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.
Date:             Your Signature:
                (Sign exactly as your name appears on
                the face of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED
The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.
Dated:
        NOTICE:    To be executed by an
            executive officer

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EXHIBIT C
[FORM OF LEGEND FOR REGULATION S NOTE]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.
IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THE NOTE BEFORE THE DATE THAT IS 4 MONTHS AND ONE DAY AFTER THE LATER OF (i) JULY 30, 2013, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

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[FORM OF ASSIGNMENT FOR REGULATION S NOTE]
ASSIGNMENT
I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint:
Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.
[Check One]
[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.
or
[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.
Date:             Your Signature:
                (Sign exactly as your name appears on
                the face of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED
The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.
Dated:
        NOTICE:    To be executed by an executive officer

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EXHIBIT D
[FORM OF LEGEND FOR GLOBAL NOTE]
Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:
This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is not exchangeable for Note registered in the name of a person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture.
Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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EXHIBIT E
Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S

U.S. Bank National Association
Corporate Trust Administration
Goodwin Square
225 Asylum Street, 23rd Floor
Hartford. CT 06103
Attn: Mark Forgetta

Re:	NOVA Chemicals Corporation, a corporation subject to the Business Corporations Act (New Brunswick), as issuer (the “Company”), U.S.$500,000,000 5.25% Senior Notes due 2023 (the “Notes”)
Dear Sirs:
In connection with our proposed sale of U.S.$_____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
the offer of the Notes was not made to a U.S. person or to a person in the United States;
(2)    either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
(3)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;
(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(5)    we have advised the transferee of the transfer restrictions applicable to the Note.
You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or

E-1
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official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
Very truly yours,
[Name of Transferor]
By:

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